EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 11 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: March 30, 2026

GULL GLOBAL LIMITED

By:	/s/ Valarie A. Hing
Name:	Valarie A. Hing
Title:	Attorney in Fact

MYRON W. WENTZ

By:	/s/ Valarie A. Hing
Name:	Valarie A. Hing
Title:	Attorney in Fact